Exhibit 10.1

CRESCENT STATE BANK

DIRECTORS’ DEFERRAL PLAN

By a vote of the Board of Directors of Crescent State Bank, (hereinafter referred to as the “Bank”) on the 16th day of December, 2004, the Bank has established the Crescent State Bank Directors’ Deferral Plan (hereinafter referred to as the “Plan”) to allow eligible directors the opportunity to participate in the Plan and defer all or a portion of their fees in accordance herewith.

It is the intent of the Bank that this Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

I.	ELIGIBILITY

Those individuals who are members of the Board of Directors of the Bank shall be eligible to become a participant in this Plan (hereinafter referred to as the “Participant”).

II.	FEES

The amounts eligible for deferral under this Plan shall be any and all fees paid to the Participant for the Participant’s services as a director of the Bank, including but not limited to annual fees, meeting fees, and committee fees. Participants may elect to defer one hundred percent (100%) of such fees (the “Deferred Fees”). The Deferred Fees covered under this Plan shall be credited to the Participant subject to the election requirement of Subsection III (A) hereof.

III.	DEFERRED FEES

A.	Participant’s Election of Deferred Fees:

An individual eligible to participate in the Plan shall complete and file a written statement with the Bank notifying the Bank of his or her election to defer all fees (the “Election Form”). A copy of the said Election Form is attached hereto and marked as Exhibit “A-1.” If the eligible individual elects to defer his or her fees, the Participant shall notify the Bank as to whether the Participant elects to have his or her Deferred Fees invested in an interest-bearing financial instrument chosen by the Bank or credited to an account (plus a bonus equal to 25% of such fees) for the purpose of purchasing common stock of Crescent Financial Corporation (the “Common Stock”) in accordance with the terms of the Election Form (either choice being the “Deferral Election”). To defer fees in any one year, a Participant must complete and file with the Bank the Election Form indicating the Participant’s Deferral Election not later than December 31 of the Bank’s preceding taxable year. The Deferral Election shall remain in effect for the taxable year for which the Deferral Election is made and may not be changed thereafter.

Notwithstanding the foregoing, the election to defer fees may only be made for fees not yet earned and to which the Participant has not yet become entitled as of the date of said Deferral Election.

B.	Distribution of Participant’s Deferred Fees:

At all times, a Participant shall be one hundred percent (100%) vested in the Participant’s Deferral Account (as defined in Subsection IV (A) (i)).

Distribution of the Participant’s Deferral Account balance, which will take the form of cash or Common Stock, in accordance with the Participant’s Deferral Election, shall commence or occur not earlier than the first day of the calendar month following (w) the end of the Participant’s term of office due to resignation, removal, failure to be re-elected, retirement, or separation from service (within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and any regulations promulgated thereunder); (x) the Participant’s death; (y) the date the Participant becomes disabled (within the meaning of Section 409A of the Code and any regulations promulgated thereunder); or (z) the occurrence of a Change In Control as that term is defined in the Rabbi Trust Agreement for the Crescent State Bank Directors’ Deferral Plan (but in any event the definition of Change In Control shall agree with, and not exceed in scope, the change in control provisions pursuant to Section 409A of the Code and any regulations promulgated thereunder). Subsequent to making his or her Deferral Election, a Participant may not elect to delay the commencement or occurrence of his or her Deferral Account distribution beyond the date on which distribution would otherwise commence or occur as set forth above.

Notwithstanding the foregoing provision (w), any Participant who is also a key employee (as that term is defined in Section 416(i) of the Code) of Crescent Financial Corporation shall not receive any distribution of his or her Deferral Account before the date which is six months after the date of his or her separation from service (or, if earlier, the date of death of the key employee).

In the event the Participant experiences an unforeseeable emergency (within the meaning of Section 409A of the Code or any regulations promulgated thereunder), the Participant may receive a partial distribution of his or her Deferral Account after the Participant complies with the provisions of Subsection III (B)(ii) hereunder.

(i) Retirement: Retirement age for Directors shall be age seventy (70) or such other date as the Participant may actually retire.

(ii) Partial Distribution: A Participant who experiences an unforeseeable emergency or a representative of any such Participant shall notify the Bank within 60 days of the occurrence of such emergency. At the time the Participant or his or her representative notifies the Bank of the occurrence of an unforeseeable emergency, he or she shall estimate the costs of such emergency to the Participant less the extent to which any hardship may be relieved by any reimbursement or compensation by insurance or by liquidation of the Participant’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship). The Bank shall cause the Trustee of the Rabbi Trust, described in Subsection IV (A), to make a partial distribution of such Participant’s Deferral Account to the extent necessary to satisfy such emergency (and as further delineated in Section 409A of the Code). If the Participant desires a partial distribution in excess of that which is necessary to satisfy such emergency, the Bank shall cause said Trustee to make such distribution, but shall not become liable thereupon for any tax penalty to which the Participant would then become obligated by virtue of the provisions of the Code including, but not limited to, Section 409A.

C.	Bank Contributions:

The Bank may make matching or other contributions to this Plan for the benefit of the Participants from time to time at the discretion of the Bank. Participants shall be one hundred percent (100%) vested in any Bank contributions hereunder.

D.	Distribution of Bank’s Contributions:

The vested amounts in the Participant’s Deferral Account attributed to Bank contributions shall also be distributed under the terms and conditions of Subsection III (B).

E.	Investment of Bank’s Contribution to the Participant’s Deferral Account:

The Bank’s contribution to the Participant’s Deferral Account, if any, shall be invested under the terms and conditions of the Participant’s Deferral Election (Subsection III (A)).

IV.	PARTICIPANT’S DEFERRAL ACCOUNT AND RABBI TRUST

A.	Rabbi Trust:

The Bank shall establish a Rabbi Trust for the Plan. The Bank shall pay all Deferred Fees and matching contributions, if any, to the Rabbi Trust. The trustee for said trust (the “Trustee”) shall make actual investments and payments in accordance with this Plan.

(i)	Participant’s Deferral Account:

The Trustee shall establish and maintain a Deferral Account on behalf of each Participant. A Participant’s Deferral Account shall be credited with (i) the Participant’s Deferred Fees, if any, pursuant to the Election Form, (ii) other Bank Contributions, if any, and (iii) earnings or losses attributable to the Deferral Account. Deferred Fees shall be credited to a Participant’s Deferral Account as of the day of the month or quarter on which such fees would otherwise have been paid to the Participant in the absence of the Plan. Each Deferral Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or the Participant’s beneficiary(ies). The value of said Deferral Account shall be calculated quarterly.

(ii)	Dividends:

To the extent any cash dividends are paid on the Common Stock, the Bank shall credit the Deferral Accounts of those Participants who have elected to receive Deferred Fees in the form of Common Stock in an amount equal to the cash dividends that the Participant would have received had he or she been the owner on each record date of the number of shares of Common Stock credited to his Deferral Account on such record date. To the extent any stock dividends are paid, the Bank shall credit to the Deferral Accounts of those Participants who have elected to receive Deferred Fees in the form of Common Stock a number of shares or fraction thereof of the Common Stock that the Participant would have received had he or she been the owner on each record date of the number of shares of Common Stock credited to his Deferral Account on such record date.

(iii)	Taxes:

To the extent required by law and in accordance with Subsection II (c) of the Rabbi Trust, the Bank shall instruct the Trustee in writing to withhold the taxes and other amounts required to be withheld by federal, state or local laws on any payments made pursuant to this Section IV.

V.	DEATH OF PARTICIPANT

A.	Prior to Initial Distribution:

In the event of the death of the Participant prior to the initial distribution of the Participant’s Deferral Account, within thirty (30) days after the Participant’s death, the Participant’s Deferral Account balance as of the date of death shall be distributed as set forth in the Election Form, or in one lump sum if no distribution election has been made on the Election Form, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation has been made in accordance with this Plan, the Participant’s Deferral Account balance shall be paid in one lump sum to the duly qualified executor or administrator of the Participant’s estate for the benefit of said Participant’s estate.

B.	Subsequent to Initial Distribution:

In the event of the death of the Participant after the initial distribution from the Participant’s Deferral Account but prior to the Participant receiving all payments due the Participant under this Plan, within thirty (30) days after the Participant’s death, the remaining Deferral Account balance as of the date of death shall be distributed as set forth in the Election Form, or in one lump sum if no distribution election has been made on the Election Form, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation has been made in accordance with this Plan, the Participant’s Deferral Account balance shall be paid in one lump sum to the duly qualified executor or administrator of the Participant’s estate for the benefit of said Participant’s estate.

VI.	MISCELLANEOUS

A.	Amendment or Revocation:

It is understood that, during the lifetime of the Participant, this Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Participant, the Bank, and the Trustee. In the event the Plan is revoked, no additional amounts may be deferred for the fiscal year in which the Plan is revoked. Distribution of each Participants’ Deferred Fees upon revocation of the Plan will be made in accordance with Subsection III (B).

B.	Gender:

Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

C.	Effect on Other Bank Plans:

Nothing contained in this Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

D.	Headings:

Headings and subheadings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

E.	Partial Invalidity:

If any term, provision, covenant, or condition of this Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Plan shall remain in full force and effect notwithstanding such partial invalidity.

F.	Continuation as Participant:

Neither this Plan nor the payments of any benefits hereunder shall be construed as giving to the Participant any right to be retained as a member of the Board of Directors of the Bank.

G.	Applicable Law:

This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

VII.	ADMINISTRATION AND CLAIMS

A.	Plan Administrator:

The Plan Administrator of this Plan shall be the Bank until its resignation or removal by the Board. As Plan Administrator, the Bank shall be responsible for the management and administration of this Plan. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of this Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.	Claims Procedure and Arbitration:

In the event a dispute arises over benefits under this Plan and benefits are not paid to the Participant (or to the Participant’s beneficiary(ies) in the case of the Participant’s death) and such claimants feel they are entitled to receive benefits hereunder, then a written claim must be made to the Plan Administrator named above, or its successor, within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, it shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid sixty (60) day period.

If claimants desire a second review they shall notify the Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan or any documents relating hereto and submit any written issues and comments it deems appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based.

If claimants continue to dispute the benefit denial, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

VIII.	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, no payments shall be made except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement with any stock exchange to which Crescent Financial Corporation is a party, and the rules of any domestic stock exchange on which Crescent Financial Corporation’s shares of Common Stock may be listed. The Bank and Crescent Financial Corporation shall have the right to rely on an opinion of counsel as to such compliance. Any certificates for shares issued to evidence Common Stock may bear such legends and statements as the Board of Directors of Crescent Financial Corporation may deem to be advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued and no certificates shall be delivered under this Plan until Crescent Financial Corporation and the Bank shall have received such approvals as either may deem advisable from regulatory bodies having jurisdiction over such matters.

IN WITNESS WHEREOF, the undersigned has executed this Plan instrument by authority of its Board of Directors this 16th day of December, 2004.

CRESCENT STATE BANK
Cary, North Carolina

By:	/s/ Bruce I. Howell
Chairman of the Board

EXHIBIT “A-1”

CRESCENT STATE BANK

Directors’ Deferral Plan

Election Form

1.	__________________________________________________________________________________________________________________

Last Name	First Name	Middle Initial

____________________

Social Security Number

____________________________________________________________________________________

Mailing Address (Street, City, State, Zip Code)

2.	Deferral Election

(a)          Yes, I choose to elect to defer 100% of the directors’ meeting and committee meeting fees to which I am entitled from Crescent State Bank.

(b)              No, I decline to participate in the Directors’ Deferral Plan and choose to have my fees paid to me in cash on a quarterly basis.

3.	If deferral is chosen above, choose one of the following:

(a)	Invest all deferral fees in an interest-bearing financial instrument chosen by Crescent State Bank.

Or

(b)	Credit all deferral fees (plus a bonus equal to 25% of such fees) to my account for the purpose of purchasing common stock of Crescent Financial Corporation in accordance with the terms of the Directors’ Deferral Plan.

4.	Distribution Election

I have elected choice (a) in Item 3 above, and I hereby elect to have any distribution of the balance in my Deferral Account that was invested thereby paid to me as designated below:

______	one lump sum;

______	five (5) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account;

______	ten (10) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account; or

______	( ) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account.

I understand that the distribution of my Deferral Account, or any scheduled installments thereof, may not be accelerated.

If a distribution election is not made herein for those Participants selecting choice (a) of Item 3 above, then the benefit shall be paid in one lump sum.

             I have elected choice (b) of Item 3. I understand the distribution of the balance of my Deferral Account, consisting of common stock of Crescent Financial Corporation, will be transferred to me upon withdrawal from the Crescent State Bank Directors’ Deferral Plan in compliance with Subsection III (B) of the Directors’ Deferral Plan.

Authorization

I authorize Crescent Financial Corporation and Crescent State Bank to effect the elections designated above. I understand that this election is for the taxable year ending December 31, 2005. Any change to these elections must be made prior to the taxable year ending December 31, 2004. The elections made herein shall remain in effect for the taxable year for which the elections have been made and may not be changed thereafter.

Signature of Director	Date